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                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549
                             --------------


                                FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) November 29, 1993
                                                      -----------------



                        SOUTHWESTERN ENERGY COMPANY
           (Exact name of registrant as specified in its charter)



               Arkansas             1 - 8246         71-0205415
      (State of incorporation     (Commission      (I.R.S. Employer
         or organization)          File Number)    Identification No.)


     1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408
       (Address of principal executive offices, including zip code)


                             (501) 521-1141
           (Registrant's telephone number, including area code)


                                 No Change
     (Former name, former address and former fiscal year; if changed since last report)








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     Item 5.

     Other Events

          On November 29, 1993, the Arkansas Public Service Commission ("Commission" or "APSC") issued an order in a three-year old gas cost case involving purchases by the Registrant's utility subsidiary, Arkansas Western Gas Company ("AWG"), under a contract with one of the Registrant's gas producing subsidiaries. The order was the result of a hearing conducted by the Commission in January, 1993. The order found AWG's purchases under the contract in question to be in violation of Arkansas' so-called "least cost purchasing" statute. The order found that the price paid by AWG to its affiliate was too high, determined that purchases under the contract should be indexed to an "appropriate market price", but stated that "additional evidence is necessary in order to determine the most equitable pricing methodology" and that "the parties should provide testimony on any premium that should be attached to the published price to reflect AWG's gas requirements." The Commission scheduled a public hearing on these issues to begin on January 18, 1994. A press release dated December 1, 1993, and filed as Exhibit (1) per Item 7. of this report, is hereby incorporated by reference for further details.
          On December 21, 1993, a class action refund complaint was filed against the Registrant's utility subsidiary, AWG, asking the APSC to order AWG to refund amounts related to gas costs collected from its customers since 1978. The claim purports to be a class action, although no Arkansas law specifically authorizes the pursuit of class action complaints before the APSC. The complaint is based on the APSC's order discussed above. The complaint requests that the Commission order AWG to refund its ratepayers and customers at least $14 million per year since 1978 or $210 million or the amount by which the rates charged have exceeded the amount reasonably justified by the Rules of the APSC and the Statutes of Arkansas. The complaint does not explain how the refund amount was calculated and no refund amount can be calculated from the order because the order made no finding as to the appropriate price. In the order issued by the APSC, the Commission reiterated its position that refunds were not at issue in this docket and that AWG's gas purchasing practices, affiliate transactions, gas costs and gas cost allocation practices were being addressed on a prospective basis only.
          The Registrant believes this is a frivolous lawsuit and will promptly file a response to the claim and aggressively pursue its dismissal. A press release dated December 6, 1993, and filed as Exhibit (2) per Item 7. of this report, is hereby incorporated by reference for further details.

     Item 7.(c)

     Exhibits                                          Reference

          (1) Press release dated December 1, 1993.    p. 4-6
          (2) Press release dated December 6, 1993.    p. 7-8


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         SOUTHWESTERN ENERGY COMPANY
                                         ---------------------------
                                                 Registrant



     DATE:   January 17, 1994            BY:  /s/ GREGORY D. KERLEY
                                              ---------------------
                                              Gregory D. Kerley
                                              Vice President - Treasurer
                                              and Secretary, and Chief
                                              Accounting Officer



































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